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       EXHIBIT 4-4                No. RDW              Number of Warrants

                VOID AFTER 4:00 P.M. ON              , 2003

     WARRANT CERTIFICATE FOR PURCHASE OF COMMON STOCK

     Rosedale Decorative Products Ltd.

     REDEEMABLE BY THE CORPORATION AT $.10 PER WARRANT COMMENCING AS PROVIDED BELOW

     CUSIP

     This certifies that FOR VALUE RECEIVED or registered assigns ("Registered Holder") is the owner of the number of Redeemable Common Stock Purchase Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and non-assessable share (subject to adjustment as hereinafter provided) of Common Stock, no par value per share ("Common Stock"), of Rosedale Decorative Products Ltd., a Province of Ontario corporation ("Company"), at any time commencing, 1999 and before the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company, as Warrant Agent, or its successor ("Warrant Agent"), accompanied by payment of $6.00 ("Purchase Price"), subject to adjustment as hereinafter provided, in lawful money of the United States of America


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     in cash or by official bank or certified check made payable to the
     Company. This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement ("Warrant Agreement"),
     dated as of                 , 1998, by and among the Company, the Warrant
     Agent and J.R. Turner & Company, L.L.C., to all the terms and provisions of which the Registered Holder, by acceptance of this Warrant Certificate, hereby assents. In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment. Each Warrant represented hereby is exercisable at the option of the Registered Holder. The Company shall not be required on the exercise of the Warrants represented hereby to issue any fraction of shares, but shall make an adjustment therefore in cash on the basis of the market value of any such fractional interest computed as provided in the Warrant Agreement. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrant. The term "Expiration Date" shall mean
     4:00 p.m. (New York time) on                  , 2003, or such earlier date
     as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 4:00 p.m. (New York time) the next following date which in the State of New York is not a holiday or a day on which banks are


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     authorized to close. The Company shall not be obligated to deliver any securities pursuant to the exercise of any Warrants unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. The Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful. This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment together with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefore, subject to the limitations provided in the Warrant Agreement. Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement. The Warrants may be redeemed at the option of the Company,
     in whole or in part one year from                 , 1998 and prior
     to their expiration, by paying in cash, or certified or bank check, therefore,


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     $.10 per Warrant, upon at least thirty (30) days' written notice mailed to the record holders at any time, if the average closing price
     of the Common Stock was at least $        for the twenty (20) consecutive
     trading days during a period ending on the third day prior to the date redemption is declared. Each Warrant not redeemed on or before the date called for in such notice shall become void, and all rights thereunder shall terminate. Reference is made to the Warrant Agreement for a more complete statement of the rights and limitation of the rights of the Registered Holder hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of the Warrant Agreement are on file at the corporate trust office of the Warrant Agent. Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary. The Company has agreed to pay a fee of 5% of the Purchase Price upon certain conditions, as specified in the Warrant Agreement upon the exercise of any Warrants represented hereby. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York. This Warrant Certificate is not valid unless countersigned by the Warrant Agent. IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

     Dated:


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     Countersigned:
     CONTINENTAL STOCK TRANSFER & TRUST COMPANY
     as Warrant Agent
     By:

     Authorized Signature
     Rosedale Decorative Products Ltd.
     Attest:
     By:
     Secretary
     Chairman of the Board





     EXHIBIT 4-4
     ELECTION TO PURCHASE

     To: Rosedale Decorative Products Ltd.
     c/o Continental Stock Transfer & Trust Company
     2 Broadway, New York, N.Y. 10004

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for and to purchase
     thereunder                 shares of Common Stock provided for therein
     and tenders herewith payment of the purchase price in full to the order of the Company in CASH, CERTIFIED CHECK OR BANK DRAFT in the amount of
     $                  and requests that certificates for such shares shall be
     issued in the name of PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
     (Please Print)
     and be delivered to
     (Name)
     at

               (Street Address)

     (City)                                                      (State)
     (Zip Code)


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     and, if said number of shares shall not be all the shares purchasable hereunder, that a new Warrant Certificate for the balance remaining of the shares purchasable under the within Warrant Certificate be registered in the name of, and delivered to, the undersigned at the address stated below.
     Name of Warrantholder
     (Please Print)
     Address
     (Street Address)

                     (City)

     (State)                                                     (Zip Code)

     The undersigned represents that the exercise of this Warrant was solicited by J.R. Turner & Company L.L.C. whose name appears in the space below. If not solicited by J.R. Turner & Company L.L.C., please write "unsolicited" in the space below. Unless otherwise indicated, it will be assumed that the exercise was solicited by J.R. Turner & Company L.L.C.
     Dated:
     (Write "unsolicited" on the above line if not solicited by J.R. Turner & Company L.L.C.)
     Signature
     Note: The above signature must correspond with the name as written upon the face of this Warrant or with the name of the assignee appearing in the assignment form below in every particular, without alteration or enlargement or any change whatever.
     ASSIGNMENT

     For value received

     hereby sell, assign and transfer unto

     PLEASE INSERT SOCIAL SECURITY OR
     OTHER IDENTIFYING NUMBER OF ASSIGNEE

     (Please print or typewrite name and address including zip code of assignee)

     the Warrant evidenced by the within Warrant Certificate, together with


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     all right, title and interest therein, and do hereby irrevocably constitute and appoint attorney to transfer said Warrants on the books of the within named Company with full power of substitution in the premises.

     Dated:
     Signature

     Note: The above signature must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever. Signature(s) Guaranteed: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.


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